UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 15, 2011

FEDERAL HOME LOAN MORTGAGE CORPORATION (Freddie Mac)
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	001-34139	52-0904874
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8200 Jones Branch Drive, McLean, Virginia		22102-3110
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-903-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On December 15, 2011, the Securities and Exchange Commission (SEC) and Freddie Mac (formally known as the Federal Home Loan Mortgage Corporation) entered into a non-prosecution agreement (the Agreement) related to an investigation by the SEC’s Division of Enforcement into possible violations of the federal securities laws by Freddie Mac and others that occurred prior to Freddie Mac’s entry into conservatorship, arising from, among other things, public statements concerning Freddie Mac’s exposure to subprime and Alt-A mortgages.

Under the Agreement, without admitting or denying liability, Freddie Mac has offered to accept responsibility for its conduct and to not dispute, contest, or contradict a set of factual statements in the Agreement, except in legal proceedings in which the SEC is not a party. Freddie Mac also agrees to cooperate fully and truthfully in the SEC’s investigation and any other related enforcement litigation or proceeding to which the SEC is a party. In addition, Freddie Mac agrees to cooperate fully and truthfully in any other related official investigation or proceeding by any U.S. federal agency.

The Agreement provides that, subject to the full, truthful, and continuing cooperation of Freddie Mac and its compliance with all obligations, prohibitions and undertakings in the Agreement, the SEC agrees not to bring any enforcement action or proceeding against Freddie Mac arising from the SEC’s investigation.

The Agreement does not require Freddie Mac to pay any monetary penalty. The Agreement indicates that, in entering into the Agreement, the SEC recognizes the unique circumstances presented by Freddie Mac's current status, including the financial support provided to Freddie Mac by the U.S. Treasury, the role of the Federal Housing Finance Agency as Freddie Mac's conservator, and the costs that may be imposed on U.S. taxpayers.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL HOME LOAN MORTGAGE CORPORATION (Freddie Mac)

December 16, 2011	By:	Kevin MacKenzie

Name: Kevin MacKenzie
Title: VP & Deputy General Counsel - Securities